Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

May 21, 2015

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

Re:	Boyd Gaming Corporation Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Boyd Gaming Corporation, a Nevada corporation (the “Company”), and the Guarantors (as defined below) in connection with the issuance and sale by the Company of $750 million aggregate principal amount of the Company’s 6.875% Senior Notes due 2023 (the “Notes”), pursuant to the terms of an Underwriting Agreement, dated as of May 7, 2015, among the Company, the guarantors of the notes named in Schedule B thereto (the “Guarantors”) and the several underwriters named in Schedule A thereto (the “Underwriters”). The Notes are to be issued, and the guarantees thereof (the “Guarantees” and together with the Notes, the “Securities”) are to be given, pursuant to the terms and conditions of, and in the form set forth in, a base indenture entered into on May 7, 2015 by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) as modified by the supplemental indenture entered into on May 21, 2015 by and among the Company, the Guarantors and the Trustee (collectively, the “Indenture”). This opinion is furnished to you in connection with the shelf registration statement on Form S-3 (File No. 333-203814) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), relating to the issuance and sale of the Securities.

In connection with this opinion, we have examined originals, copies or forms of: (i) the Registration Statement; (ii) the prospectus, dated May 1, 2015 (the “Base Prospectus”), which forms a part of the Registration Statement; (iii) the preliminary prospectus supplement, dated May 7, 2015, relating to the Securities (together with the Base Prospectus,

Boyd Gaming Corporation

May 21, 2015

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the “Preliminary Prospectus”); (iv) the prospectus supplement, dated May 7, 2015 (together with the Base Prospectus, the “Prospectus”), relating to the Securities; and the Indenture (such documents the “Documents”). In addition, we have examined such records, documents, certificates of public officials and of the Company and the Guarantors, made such inquiries of officials of the Company and the Guarantors, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals, and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have also assumed that each party to the Documents (other than the Company and the Guarantors) has the power and authority to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of each such party (other than the Company and the Guarantors) enforceable against each such party in accordance with their terms; that the Indenture constitutes the legal, valid and binding obligations of the Trustee; and that the Indenture has been duly authenticated by the Trustee and will be duly qualified under the Trust Indenture Act of 1939, as amended. We have also assumed compliance with all applicable state securities and “Blue Sky” laws.

The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

(1)	We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(2)	We express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Documents is not material.

(3)	We express no opinion as to the effect of judicial decisions permitting the introduction of extrinsic evidence to supplement the terms or aid in the interpretation of the Documents.

(4)

Enforceability of the Guarantees may be limited by statutes or principles of law applicable to guaranties. Those statutes and provisions may, inter alia, limit the right of a creditor to alter materially the original obligation of the principal, to elect

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May 21, 2015

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remedies on default that impair the subrogation rights of the guarantor against the principal, or to take other action that materially prejudices the guarantor. In this connection, we advise you that failure to comply with such statutes or principles may operate to exonerate the Guarantors from their obligations under the Guarantees.

(5)	We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party.

(6)	We express no opinion regarding the gaming laws of any jurisdiction or as to the effect of any gaming laws on the opinions expressed herein.

(7)	We express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

(8)	We express no opinion as to the enforceability of provisions of the Documents imposing or which are construed as effectively imposing a penalty.

(9)	We express no opinion as to the enforceability of any provision of the Documents which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(10)	We express no opinion as to the enforceability of the waiver of stay or extension laws contained in Section 4.05 of the Indenture.

(11)	We express no opinion as to the enforceability of any choice of law provisions contained in the Documents or the enforceability of any provisions which purport to establish a particular court as the forum for adjudication of any controversy relating to the Documents or which purport to cause any party to waive or alter any right to a trial by jury or which waive objection to jurisdiction.

Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that:

The Notes, when issued, executed and authenticated in accordance with the provisions of the Indenture and the terms of the Registration Statement, will be legally issued and binding obligations of the Company, and the Guarantees, pursuant to the terms of the Indenture, will be valid and binding obligations of the Guarantors.

Boyd Gaming Corporation

May 21, 2015

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We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York, Nevada, Mississippi, Louisiana, Indiana, New Jersey and Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States (in each case, without reference to choice of law rules), which are in effect on the date hereof. As to the laws of each of Nevada, Mississippi, Louisiana, Indiana, New Jersey and Illinois, we have solely relied on the opinions from the law firms listed in the following sentences, and our opinions set forth herein are subject to all of the qualifications, assumptions and limitations that are set forth in such opinions. As to the laws of Nevada, we have relied on the opinion of McDonald Carano Wilson LLP. As to the laws of Mississippi, we have relied on the opinion of Jones Walker LLP. As to the laws of Louisiana, we have relied on the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. As to the laws of Indiana, we have relied on the opinion of Ice Miller LLP. As to the laws of New Jersey, we have relied on the opinion of Brownstein Hyatt Farber Schreck, LLP. As to the laws of Illinois, we have relied on the opinion of Greenberg Traurig, LLP.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP